UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 6, 2007
BORLAND SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10824	94-2895440
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20450 Stevens Creek Blvd., Suite 800
Cupertino, California 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 863-2800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On February 6, 2007, Borland Software Corporation (the “Company”) completed an offering of $175 million of 2.75% Convertible Senior Notes due 2012 (the “Notes”) to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”). An additional $25 million aggregate principal amount of notes may be issued, at the option of J.P. Morgan Securities Inc., as the initial purchaser (“Initial Purchaser”), within 30 days of the initial issuance of the Notes.
     The Notes were issued pursuant to an Indenture, dated February 6, 2007, between the Company and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture and form of Notes are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K, and the descriptions of the terms of the Indenture and Notes in this Item 1.01 are qualified in their entirety by reference to such exhibits.
     The Notes bear interest at a rate of 2.75% per year. Interest on the Notes is payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2007. The Notes mature on February 15, 2012.
     Holders may convert the Notes based on a conversion rate of 156.8627 shares of our common stock per $1,000 principal amount of the Notes, equivalent to a conversion price of approximately $6.38 per share, subject to adjustment, at the holder’s option at any time prior to November 15, 2011, under the following circumstances: (1) during any fiscal quarter beginning after March 31, 2007 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days during the 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable conversion price on the last trading day of such preceding fiscal quarter; (2) during the five business day period after any ten consecutive trading day period in which the trading price per note for each day of that ten consecutive trading day period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such day; or (3) upon the occurrence of specified corporate transactions. On or after November 15, 2011, the holders may convert the Notes at any time prior to the close of business on the business day immediately preceding the maturity date.
     Upon conversion, the Company will deliver a number of shares of its common stock equal to the conversion rate for each $1,000 principal amount of the Notes converted, unless prior to the date of such conversion the Company has obtained stockholder approval to settle conversions of the Notes in cash and shares of the Company’s common stock. If the Company obtains such approval, any of the Notes converted after such approval will be convertible into (i) cash equal to the lesser of the aggregate principal amount of the Notes to be converted and the total conversion value and (ii) shares of the Company’s common stock for the remainder, if any, of the total conversion value. In addition, following certain corporate transactions, the Company will increase the conversion rate for holders who elect to convert notes in connection with such corporate transactions in certain circumstances.
     In addition, if the Company experiences specified types of “fundamental changes,” the holders of the Notes may require the Company to repurchase, for cash, all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the date of repurchase. The Company may not redeem any of the Notes, at its option, prior to the maturity date on February 15, 2012.
     When the holders surrender the Notes for conversion, the Company may direct the conversion agent to surrender such notes to a financial institution designated by the Company for exchange in lieu of conversion. If the designated institution accepts any such notes, it will deliver the appropriate number of shares of common stock and/or cash to the conversion agent and the conversion agent will deliver those shares and/or cash to the holders. Any notes exchanged by the designated institution will remain outstanding.
     The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

     The holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated February 6, 2007, among the Company and the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company agreed, for the benefit of the holders of the Notes, at the cost of the Company, to file with the Securities and Exchange Commission within 300 days after the last date of the original issuance of the Notes and use its best efforts to cause to become effective within 390 days after the last date of the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the common stock issuable upon conversion of the Notes. In addition, the Company will be required to pay liquidated damages in the form of additional interest if it fails to register the Notes within, and to keep the shelf registration statement effect during the specified time periods. The Company is obligated to use reasonable efforts to keep the registration statement effective until the earliest of (a) two years after the last date of original issuance of any of the Notes or (b) such time as the securities covered by the shelf registration statement cease to be a Registrable Security as defined in the Registration Rights Agreement. The Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.
     The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
     The sale of the Notes closed on February 6, 2007. The aggregate principal amount of Notes offered was $175 million, with an overallotment option for an additional $25 million. The Company has paid to the Initial Purchaser in connection with this offering total commissions of $4,812,500, or $5,500,000 if the Initial Purchaser’s overallotment option to purchase the Notes is exercised in full. The Company sold the Notes to the Initial Purchaser under an exemption from registration pursuant to Section 4(2) of the Securities Act. The Initial Purchaser re-sold the Notes in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Item 8.01	Other Events.
     On February 6, 2007, the Company issued a press release announcing the completion of the offering of $175 million of 2.75% Convertible Senior Notes due 2012. The press release is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
Exhibit 4.1	Indenture, dated February 6, 2007, by and between Borland Software Corporation and U.S. Bank National Association, as trustee

Exhibit 4.2	Global Note representing the Borland Software Corporation 2.75% Convertible Senior Note due 2012

Exhibit 4.3	Registration Rights Agreement, dated February 6, 2007, by and between Borland Software Corporation and J.P. Morgan Securities Inc.

Exhibit 99.1	Press release dated February 6, 2007 regarding the completion of the offering of $175 million of 2.75% Convertible Senior Notes due 2012

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
By:	/s/ Gregory J. Wrenn
Gregory J. Wrenn
Senior Vice President & General Counsel

     February 8, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Indenture, dated February 6, 2007, by and between Borland Software Corporation and U.S. Bank National Association, as trustee

Exhibit 4.2	Global Note representing the Borland Software Corporation 2.75% Convertible Senior Note due 2012

Exhibit 4.3	Registration Rights Agreement, dated February 6, 2007, by and between Borland Software Corporation and J.P. Morgan Securities Inc.

Exhibit 99.1	Press release dated February 6, 2007 regarding the completion of the offering of $175 million of 2.75% Convertible Senior Notes due 2012